Exhibit 32.1

SECTION 906 CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL

OFFICER

In connection with the Quarterly Report of Strategic Hotel Capital, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), Laurence S. Geller, the Chief Executive Officer of the Company and James E. Mead, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 10, 2005

/s/ Laurence S. Geller
Laurence S. Geller
Chief Executive Officer

/s/ James E. Mead
James E. Mead
Chief Financial Officer